As filed with the Securities and Exchange Commission on February 2, 2024

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

First Trust Specialty Finance and Financial Opportunities Fund

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

First Trust Specialty Finance and Financial Opportunities Fund

February 2, 2024

Dear Shareholder:

The First Trust Specialty Finance and Financial Opportunities Fund (FGB) (the “Fund”) is holding a special meeting of shareholders, scheduled for February 20, 2024, where you will be asked to vote on the approval of a proposed reorganization of your Fund with and into abrdn Total Dynamic Dividend Fund (the “Reorganization”). The Board of Trustees of your Fund (the “Board”) unanimously recommends that you vote “FOR” the approval of the Reorganization.

It is critical that you vote “FOR” the Reorganization on the WHITE proxy card from your Fund, because an activist investor, Saba Capital Management, L.P. (“Saba”), is conducting a self-interested counter-solicitation against the Reorganization.

Vote the WHITE proxy cards you receive from your Fund.	Discard the GOLD proxy cards you receive from Saba.

Why reject Saba and discard the gold proxy card?

Saba is an activist hedge fund investor that is seeking to derail the approval of the Reorganization for its own interests at the detriment of you and the Fund’s other shareholders. Saba is using the Reorganization as a catalyst to launch an activist campaign against your Fund solely for its own short-term benefit, and has not articulated any long-term vision for your Fund nor provided any tangible solution for its complaints.

Saba was not a shareholder of record prior to the announcement of the Reorganization and cannot vote any of its after-the-fact acquired shares, yet Saba is soliciting the votes of shareholders like you in this important matter. Do not let your Fund be placed under siege by Saba’s self-interested tactics.

The Board of your Fund urges you
NOT to sign any proxy cards from Saba.

It is imperative that you vote FOR the Reorganization on the WHITE proxy card. If you already signed a gold proxy card, you have the right as a shareholder of the Fund to change your vote before the meeting takes place. You can do this by completing the WHITE proxy card sent to you by your Fund, which will replace the gold proxy card you previously completed. Regardless of the number of shares you own, it is important that your shares be represented at the meeting by voting your proxy.

Why vote the WHITE proxy card?

The Board carefully considered the Reorganization and unanimously approved it, and recommends that shareholders approve the Reorganization. Unlike Saba, the Board has carefully considered strategic alternatives for the Fund, and ultimately determined that the Reorganization was in the overall best interests of shareholders.

In order to complete the Reorganization, we need your help to obtain the required shareholder approval. The Board believes the Reorganization is in the overall best interests of your Fund’s shareholders. Don’t let an activist hedge fund investor like Saba hijack the Reorganization and put its interests ahead of your investment and your opportunity for future returns at risk. You can reject Saba’s efforts by voting the WHITE proxy card sent to you by your Fund.

Vote using the WHITE proxy card.
Discard any GOLD proxy cards.

If you have any questions, please contact the Fund’s proxy solicitor, EQ Fund Solutions LLC, at (866) 796-7172 weekdays from 9:00 a.m. to 10:00 p.m. Eastern Time.

Thank you for your continued support.

Sincerely,

First Trust Specialty Finance and Financial Opportunities Fund

_/s/ James A. Bowen

James A. Bowen

Chairman of the Board